EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2016, on the financial statements of Skyline Medical Inc., which appears in the Annual Report on Form 10-K of Skyline Medical Inc. for the year ended December 31, 2015, and to the reference to our firm under the heading “Experts” in the Prospectus.

Olsen Thielen & Co., Ltd.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

September 23, 2016